     As filed with the Securities and Exchange Commission on April 13, 1999

                                            Registration No. 333-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                                 METROCALL, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                      54-1215634
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                     Identification Number)


        6677 Richmond Highway, Alexandria, Virginia 22306, (703) 660-6677 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                WILLIAM L. COLLINS, III, CHIEF EXECUTIVE OFFICER,
             6677 RICHMOND HIGHWAY, ALEXANDRIA, VIRGINIA 22306, (703) 660-6677 (Name and address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                 With a copy to:
               GEORGE P. STAMAS, ESQ., WILMER, CUTLER & PICKERING
           2445 M STREET, N.W., WASHINGTON, D.C. 20037, (202) 663-6000

                             ----------------------

        Approximate date of commencement of proposed sale to the public:
 At such time or times after the effective date of this Registration Statement that option holders may exercise their options.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed              Proposed
          Title of Each                                 Maximum              Maximum
       Class of Securities           Amount            Offering             Aggregate              Amount of
              to be                  to be               Price               Offering            Registration
           Registered              Registered          Per Share              Price                   Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value per share               311,400 (1)           $6.53 (2)         $2,034,018.00              $565
-------------------------------------------------------------------------------------------------------------

(1) This Registration Statement registers the issuance of 311,400 shares issuable upon the exercise of options granted to certain former ProNet Inc. (ProNet) officers and certain former ProNet non-employee directors under the Metrocall, Inc. 1996 Stock Option Plan, as amended. This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of Metrocall, Inc. as may be issuable as a result of stock dividends, stock splits, reclassifications and other changes affecting Metrocall's Common Stock.

(2) In accordance with Rule 457(h), the aggregate offering price and the amount of the registration fee for the foregoing options granted under the 1996 Stock Option Plan, as amended, are computed on the basis of the actual exercise prices specified in those granted options (which range from $3.33 to $6.67).

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said
Section 8(a) may determine.

                 Subject to Completion, dated April 13, 1999


PROSPECTUS

                                     [LOGO]

                                 METROCALL, INC.

                                 311,400 Shares

                     Common Stock, per value $0.01 per share

            This prospectus relates solely to 311,400 shares of common stock, par value $0.01 per share (Common Stock) of Metrocall, Inc. (Metrocall, or the Company) which may be issued by the Company upon the exercise of non-qualified stock options granted to certain former ProNet Inc. (ProNet) officers and certain former ProNet non-employee directors under the Company's 1996 Stock Option Plan, as amended, to replace their ProNet stock options.

            The Common Stock is traded on the Nasdaq Stock Market under the symbol "MCLL." On April 9, 1999, the closing price for the Common Stock as reported by Nasdaq was $3 1/16 per share.


      CONSIDER CAREFULLY THE RISK FACTORS ON PAGE 4 OF THIS PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
   NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS
   NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.





                The date of this prospectus is April __, 1999.

                                TABLE OF CONTENTS

Where You Can Find More Information .....................................  3

Incorporation of Certain Documents

By Reference ............................................................  3

Note Regarding Forwarding-Looking

Statements ..............................................................  4

The Company .............................................................  4

Risk Factors ............................................................  4

Use of Proceeds .........................................................  4

Plan of Distribution and Summary of Plan ................................  4

Legal Matters ...........................................................  7

Experts .................................................................  7

                                 -------------

You should rely only on the information contained in this prospectus or in documents incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus or on the date of documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

            We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, therefore, file reports, proxy statements and other information with the SEC. You can inspect and copy all of this information at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy statements and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of this web site is http:\\www.sec.gov.

            This prospectus, which constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, omits certain of the information set forth in the registration statement. Accordingly, you should review the registration statement and its exhibits for further information with respect to us and our common stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement. You should rely only on the information or representations provided in this prospectus and the registration statement. We have not authorized anyone to provide you with different information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

            1. Metrocall's Annual Report on Form 10-K for the year ended December 31, 1998.

            2. Metrocall's Current Reports on Forms 8-K filed with the SEC on October 16, 1998 as amended on January 27, 1999; and January 4, 1999.

            3. The description of the Common Stock contained in Metrocall's Registration Statement on Form 8-A filed with the SEC on June 14, 1993 under the Exchange Act, which became effective on July 15, 1993, including any amendment or report filed for the purpose of updating such description.

            4. Metrocall's Proxy Statement for the Annual Meeting of Stockholders dated April 5, 1999.

            In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment which indicates that all securities offered under this prospectus have been sold or which deregisters all securities remaining unsold, shall be deemed to be part of this prospectus from the date of the filing of such reports and documents.

            We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated into this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). You should direct such requests to Metrocall, Inc., 6677 Richmond Highway, Alexandria, Virginia 22306, Attention: Shirley B. White, Assistant Secretary.

                    NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about Metrocall, including, among other things:

     - Metrocall's high leverage and need for substantial capital;

     - Metrocall's ability to service its debt;

     - Metrocall's history of operating losses;

     - the restrictive covenants governing Metrocall's indebtedness;

     - the amortization of Metrocall's intangible assets;

     - Metrocall's ability to integrate acquisitions and realize cost savings from the elimination of duplicative functions of acquired businesses;

     - the risks associated with Metrocall's ability to implement its business strategies;

     - the impact of competition and technological developments;

     - satellite transmission failures;

     - subscriber turnover;

     - Metrocall's ability to implement its Year 2000 readiness plan;

     - litigation;

     - regulatory changes; and

     - dependence on key suppliers.

Other matters set forth in this prospectus or in the documents incorporated by reference may also cause actual results in the future to differ materially from those described in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                   THE COMPANY

     We are a leading provider of local, regional and national paging and other wireless messaging services. Through our nationwide wireless network we provide messaging services to over 1,000 U.S. cities, including the top 100 Standard Metropolitan Statistical Areas. Since 1993, our subscriber base has increased from less than 250,000 to more than 5.6 million. We have achieved this growth through a combination of internal growth and a program of mergers and acquisitions. As of December 31, 1998, we were the second largest messaging company in the United States based on the number of subscribers.

            We were organized as a Delaware corporation in October 1982. Our common stock is traded on the Nasdaq Stock Market under the symbol "MCLL." Our principal executive offices are located at 6677 Richmond Highway, Alexandria, Virginia 22306. Our telephone number is (703) 660-6677.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, you may lose all or part of your investment. You should refer to documents we file with the SEC after the date of this prospectus, which may include new risks or updated information regarding the risks described below.

Metrocall's Business is Subject to Various Risks

     This prospectus incorporates by reference those certain risk factors set forth in Metrocall's Annual Report on Form 10-K for the year ended December 31, 1998 under "Additional Factors Affecting Future Operating Results and Financial Condition," filed with the SEC on March 31, 1999.

                                 USE OF PROCEEDS

     The amount of proceeds that Metrocall will receive upon exercise of the options to which this prospectus relates will depend upon the extent to which the options are exercised. The maximum proceeds are approximately $2.0 million. Metrocall intends to use the net proceeds from the sale of the Common Stock offered hereby for general corporate purposes.

                    PLAN OF DISTRIBUTION AND SUMMARY OF PLAN

     The shares of Common Stock of the Company covered by this prospectus are being offered by the Company to certain former ProNet officers and certain former ProNet non-employee directors pursuant to the Company's 1996 Stock Option Plan, as amended (the Plan).

     A copy of the Plan is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary of certain provisions of the Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Plan. The following summary covers only those parts of the Plan that apply to the shares covered by this prospectus.

     GENERAL

            Purpose. The Plan offers eligible employees and non-employee directors the opportunity to purchase shares of Common Stock. The Plan is intended to encourage employees and non-employee directors to acquire an equity interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries. We also issue options under the Plan to replace options held by employees or former employees of companies we acquire. All of the options (the "Covered Options") underlying the shares covered by this prospectus were issued to officers and non-employee directors of ProNet in connection with our acquisition of ProNet. Funds received by the Company under the Plan may be used for any general corporate purpose.

            Shares Available Under the Plan. The number of shares issuable under the Plan will be adjusted for stock dividends, stock splits, reclassifications and other changes affecting Metrocall's Common Stock. If any option granted under the Plan expires or terminates prior to exercise in full, the shares subject to that option will be available for future grants under the Plan.

            Administration. The Plan is administered by the Board of Directors or the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the authority and discretion to interpret and construe the terms of the Plan and any agreements governing options granted under the Plan.

     OPTIONS GRANTED UNDER THE PLAN

            General. The Covered Options are evidenced by a written agreement setting forth the terms and conditions governing the option. The Committee has broad discretion to determine the timing, amount, exercisability and other terms and conditions of options granted to employees. No Covered Options granted under the Plan are assignable or transferable, other than by will or in accordance with the laws of descent and distribution.

            Exercise. Options granted under the Plan may be exercised by delivery to the Committee of a written notice of exercise. The notice must specify the number of shares being exercised and must be accompanied by payment in full of the option price for the shares being exercised (unless the optionee's written notice of exercise directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to Metrocall as the agent for the optionee and at the time the stock certificates are delivered to the broker, the broker tenders to Metrocall cash or cash equivalents acceptable to Metrocall equal to the exercise price). The option price may be paid as permitted by the option agreement, (a) in cash or certified check, (b) by tendering shares of Common Stock that the optionee has held for at least 6 months and that will be valued at the fair market value on the date of exercise; or (c) any combination of these methods. An optionee will not have any of the rights of a stockholder until payment in full for the shares is received and a stock certificate is issued. In addition, with respect to options granted to employees, options may be exercised by any other method that the Committee prescribes.

            Term of Options. Each Covered Option granted under the Plan will terminate no later than December 30, 2001 (or such earlier date as its agreement specifies).

     TAX CONSEQUENCES

            The following is a general summary of the federal income tax treatment of non-qualified stock options granted under the Plan based upon the current provisions of the Code and regulations promulgated thereunder.

            Nonqualified Stock Options. No tax consequences result from the grant of a nonqualified stock option. An option holder who exercises a non-qualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the option shares on the date of exercise and the option exercise price, and the Company will be entitled to a deduction from income in the same amount. The option holder's basis in such shares will be the fair market value of the shares on the date exercised, and when the shares are disposed of, capital gain or loss, either long-term or short-term, will be recognized depending on the holding period of the shares.

            BECAUSE THE TAX CONSEQUENCES TO AN OPTION HOLDER MAY VARY DEPENDING ON HIS OR HER INDIVIDUAL CIRCUMSTANCES, EACH OPTION HOLDER SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO HIM OR HER.

     COVERED OPTIONS

            The following Covered Options have been awarded under the Plan to the following former ProNet officers and former ProNet non-employee directors:


                               Grant                  Grant
         Name                   Date                   Type          Options Outstanding *
---------------------- ---------------------- ---------------------- ----------------------
David J. Vucina,         12/31/97             Non-qualified           180,900

former ProNet            12/31/97             Non-qualified           2,250

executive                12/31/97             Non-qualified           36,000
---------------------- ---------------------- ---------------------- ----------------------
Mark A. Solls,           12/31/97             Non-qualified           49,500
former ProNet
executive
---------------------- ---------------------- ---------------------- ----------------------
Tom Bruns,               12/30/97             Non-qualified           6,750
former ProNet
non-empl. Dir.
---------------------- ---------------------- ---------------------- ----------------------
Harvey B.                12/30/97             Non-qualified           6,750
Cash,
former                   12/30/97             Non-qualified           11,250
ProNet
non-empl. Dir.           12/30/97             Non-qualified           2,250
---------------------- ---------------------- ---------------------- ----------------------
Mark Masur,              12/30/97             Non-qualified           6,750
former ProNet
non-empl. Dir.
---------------------- ---------------------- ---------------------- ----------------------
George Platt,            12/30/97             Non-qualified           9,000
former ProNet
non-empl. Dir.
---------------------- ---------------------- ---------------------- ----------------------
                                              Total Options
                                              Outstanding            311,400
                                              ---------------------- ----------------------


                               Option
         Name                  Price            Expiration Date
----------------------  --------------------- ---------------------
David J. Vucina,         $6.67                12/30/01

                         $5.97                12/30/01
former ProNet
executive                $6.38                12/30/01
----------------------  --------------------- ---------------------
Mark A. Solls,           $6.67                12/30/01
former ProNet
executive
----------------------  --------------------- ---------------------
Tom Bruns,               $6.67                5/21/01
former ProNet
non-empl. Dir.
----------------------  --------------------- ---------------------
Harvey B.                $6.67                7/2/01
Cash,
former                   $6.67                12/30/01
ProNet
non-empl. Dir.           $6.25                12/30/01
----------------------  --------------------- ---------------------
Mark Masur,              $6.67                7/01/01
former ProNet
non-empl. Dir.
----------------------  --------------------- ---------------------
George Platt,            $3.33                12/30/01
former ProNet
non-empl. Dir.
----------------------  --------------------- ---------------------


----------------
     *All of the options are immediately exercisable.

                                  LEGAL MATTERS

            The validity of the shares offered hereby and certain other legal matters will be passed on for the Company by Wilmer, Cutler & Pickering, Washington, D.C.

                                     EXPERTS

            The financial statements and schedule of Metrocall, Inc. included in Metrocall, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

            The combined financial statements of AT&T Wireless Services, Inc. - Messaging Division at December 31, 1997 and 1996, and for the three years ended December 31, 1997 and the notes thereto have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP (successor to Coopers & Lybrand L.L.P.), independent accountants, given on the authority of such firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The expenses relating to the registration of shares of Common Stock will be borne by the registrant. Such expenses are estimated to be as follows:

SEC Registration Fee ....................................................  $    565
Accounting fees and expenses ............................................     2,500
Legal fees and expenses .................................................     2,500
Miscellaneous expenses ..................................................     1,935

            Total .......................................................  $  7,500

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Under Section 145 of the Delaware General Corporation Law (the"Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Law provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

            The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for mandatory indemnification of directors and officers on generally the same terms as permitted by the Delaware Law. Under the Amended and Restated Certificate of Incorporation, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification. The Company has obtained directors and officers liability insurance. See Item 17 for the Registrant's undertakings with respect to indemnification.

ITEM 16.  EXHIBITS

            The Exhibits to this Registration Statement are listed in the Index to Exhibits of this Registration Statement, which Index is hereby incorporated by reference.

ITEM 17.  UNDERTAKINGS

            The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration

Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given the latest quarterly report it is specifically incorporated by reference in the prospectus to provide such interim financial information.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            [the remainder of this page is left intentionally blank]

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandria, Virginia on this 13th day of April, 1999.

                                               METROCALL, Inc.

                                              By:  /s/ Vincent D. Kelly
                                                 -------------------------------
                                                  Vincent D. Kelly
                                                  Chief Financial Officer and
                                                  Executive Vice President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints William L. Collins and Vincent D. Kelly as his or her true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                      Title                           Date
             ---------                                      -----                           ----


   /s/ Richard M. Johnston               Chairman of the Board                         April 13, 1999
   ---------------------------------
        Richard M. Johnston

   /s/ William L. Collins, III           Vice Chairman of the Board, President,
   ---------------------------------     Chief Executive Officer and Director
      William L. Collins, III            (Principal Executive Officer)                 April 13, 1999


    /s/ Vincent D. Kelly                 Chief Financial Officer, Executive Vice
   ---------------------------------     President and Treasurer (Principal
          Vincent D. Kelly               Financial and Accounting Officer)             April 13, 1999


    /s/ Harry L. Brock, Jr.
   ---------------------------------      Director                                     April 13, 1999
        Harry L. Brock, Jr.

             Signature                                      Title                           Date
             ---------                                      -----                           ----

    /s/ Francis A. Martin, III
   ---------------------------------      Director                                     April 13, 1999
       Francis A. Martin, III


   /s/ Ronald V. Aprahamian
   ---------------------------------     Director                                      April 13, 1999
        Ronald V. Aprahamian


   /s/ Elliott H. Singer
   ---------------------------------     Director                                      April 13, 1999
         Elliott H. Singer

   /s/ Michael Greene
   ---------------------------------     Director                                      April 13, 1999
           Michael Greene


   /s/ Royce R. Yudkoff
   ---------------------------------     Director                                      April 13, 1999
          Royce R. Yudkoff


    /s/ Jackie R. Kimzey
    --------------------------------     Director                                      April 13, 1999
          Jackie R. Kimzey


    /s/ Edward E. Jungerman
    --------------------------------     Director                                      April 13, 1999
        Edward E. Jungerman


    /s/ Max D. Hopper
    --------------------------------     Director                                      April 13, 1999
           Max D. Hopper

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
4           1996 Stock Option Plan, as amended (a)

5           Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered

23.1        Consent of Arthur Andersen LLP

23.2        Consent of PricewaterhouseCoopers LLP (successor to Coopers & Lybrand L.L.P.)

24          Power of attorney (included on signature pages of this Registration Statement)

-----------

(a)         Incorporated by reference to Metrocall's Proxy Statement (File No.
            000-21924) as filed with the Commission on April 4, 1999.